UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 17, 2012

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Comerica Bank Forbearance Agreement

Arcadia Services, Inc. (“ASI”) and four of its wholly-owned subsidiaries (the “Services Borrowers”) are parties to an Amended and Restated Credit Agreement dated July 13, 2009, as subsequently amended on June 9, 2010 and October 31, 2010 (the “Comerica Credit Agreement”).  The repayment of the debt under the Comerica Credit Agreement is guaranteed by RKDA, Inc., ASI’s parent company (“RKDA”).  RKDA is a wholly-owned subsidiary of Arcadia Resources, Inc. (the “Registrant” or “Company”).  Comerica Bank has a security interest in all of the assets of the Services Borrowers and RKDA has pledged the outstanding capital stock of ASI as further security under the Comerica Credit Agreement (such security interest and pledge collectively the “Collateral”).  The obligations under the Comerica Credit Agreement matured on April 1, 2012.

On April 17, 2012, the Services Borrowers and RKDA entered into an agreement with Comerica with respect to the Comerica Credit Agreement and amounts due under such credit agreement (the “Forbearance Agreement”).  As part of the Forbearance Agreement, Comerica (a) declared all amounts under the Comerica Credit Agreement to be due and payable, including all principal, interest, and legal fees and other expenses incurred with respect thereto (the “Liabilities”) and (b) demanded payment in full of the Liabilities.  Comerica agreed to forbear until April 30, 2012, subject to the terms and conditions set forth in the Forbearance Agreement and summarized below, from taking any action to collect the Liabilities, provided the Services Borrowers and RKDA comply with the terms of the Forbearance Agreement.

In the Forbearance Agreement, the Services Borrowers and RKDA (a) acknowledge the Liabilities as set out in the Comerica Credit Agreement and the existence of the default, (b) acknowledge and agree that Comerica’s demand for payment is timely and proper and (c) acknowledge that Comerica is under no obligation to advance funds or extend further credit under the Comerica Credit Agreement.  Comerica has agreed that it may, in its sole discretion, continue to advance funds to the Services Borrowers under the Comerica Credit Agreement.  The Forbearance Agreement increased the maximum amount available under the Comerica Credit Agreement from $11.0 million to $11.5 million.  In addition, Comerica agreed that the borrowings under the Comerica Credit Agreement may exceed the Advance Formula (as defined in the Comerica Credit Agreement) by $500,000 at any given time, plus an additional over-formula amount, if any, as determined by Comerica its sole discretion.

The Forbearance Agreement extends to April 30, 2012.  Comerica reserves the right to terminate its forbearance prior to that date (a) in the event there are any new defaults under the Comerica Credit Agreement or defaults under the Forbearance Agreement, (b) in the event of further deterioration in Comerica’s Collateral position and/or (c) in the event Comerica, for any reason, believes that the prospect of payment or performance is impaired.

Notwithstanding the existence of the Forbearance Agreement, there can be no assurances that Comerica will continue to make further advances or that Comerica will not initiate actions to foreclose on the Collateral.  Comerica could at any time exercise its rights under the Comerica Credit Agreement to foreclose on the issued and outstanding shares of ASI pledged by RKDA and/or the assets of ASI and its subsidiaries.  For a further description of the Comerica Credit Agreement and Comerica’s rights, see the Company’s Quarterly Report on Form 10-Q filed February 21, 2012, including Note 2 – Management’s Plans and Note 7 – Long-Term Obligations, to the Condensed Consolidated Financial Statements.

In light of the foregoing, and as previously disclosed in the Company’s Quarterly Reports on Form 10-Q filed November 14, 2011 and February 21, 2012, and the Company’s Current Report on Form 8-K dated April 5, 2012, the Company does not believe that its common shares outstanding have any value and the Company strongly discourages investors from trading in the Company’s common stock.

Item 8.01	Other Events

Douglas Litigation

As previously disclosed, the Company was served with a complaint filed in the Marin County Superior Court of the State of California styled Douglas et al. vs. Arcadia Health Services, Inc., Case No. CIV 1102982 on June 20, 2011. The first amended complaint is brought as a purported class action on behalf of California employees of Arcadia Health Services, Inc. (“AHSI”), an indirect wholly-owned subsidiary of the Company. The complaint alleges that (a) AHSI failed to properly compensate the plaintiff and purported class members for meal period and rest breaks under Sections 226.7 and 512 of the California Labor Code, (b) AHSI failed to pay continuing wages under California Labor Code Section 203, (c) AHSI failed to pay overtime compensation in accordance with California Labor Code Section 1194, (d) that the foregoing allegations also constitute a violation of California Business and Professional Code Section 17200, (e) that AHSI failed to satisfy the obligations under California Labor Code Section 226 with respect to itemized wage statements, and (f) AHSI is liable for civil penalties inder the private attorney general provisions of Section 2699 of the California Labor Code (the “Lawsuit”). The plaintiff seeks to represent two classes of claimants, one representing claimants under the California Labor Code claims set forth in (a) through (c) above and another representing claimants under Section 17200 under the California Business and Professional Code.  The Lawsuit has been removed to federal court and is now pending in the United States District Court for the Northern District of California (the “District Court”).

On November 8, 2011, AHSI entered into a Settlement Agreement and General Release (the “Agreement” or “Settlement”) with Ruth L. Douglas (“Douglas”) individually and on behalf of others similarly situated (the “Class”) providing for both the settlement of the Lawsuit as set forth below.    On January 17, 2012, the District Court entered an order (i) giving preliminary approval to the Settlement, (ii) conditionally certifying a class for settlement purposes consisting of any person employed by AHSI between June 15, 2007 and January 17, 2012, (iii) directing that notice of the Settlement and preliminary approval be provided to the putative class members and (iv) setting a hearing to consider final approval of the Settlement for April 17, 2012.   The Agreement provides for, among other things, the (1) dismissal by Douglas and qualified members of the Class for asserted claims in the Lawsuit; (2) agreement to amend the Complaint to add the additional claims for relief of alleged damages under California Labor Code section 226 and alleged civil penalties under California Labor Code section 2699; and (3) a complete release of AHSI, Arcadia Services, Inc., RKDA, Inc and the Company from any and all claims, debts, liabilities, demands, obligations, guarantees, costs, expenses, attorneys' fees, penalties, damages, restitution, injunctive relief, or a remedy of any other type which are based on, arise out of, or are related to the causes of action of the Lawsuit, including but not limited to, claims made pursuant to the California Labor Code for failure to pay overtime compensation, failure to provide adequate meal periods and/or rest periods, failure to provide accurate wage statements, and failure to pay final wages in a timely fashion; and claims under California Business and Professions Code.

Pursuant to the Agreement, AHSI has agreed to pay a total sum of $623,000 (“Settlement Payment”), which shall be funded as follows:  (1) $23,000 was paid following the execution of the Agreement; (2) $150,000 shall be paid within five business days of the Effective Date, as set forth below, into a to-be-established escrow interest-bearing account; (3) $225,000 shall be paid into the interest-bearing escrow account within 8 months of the Effective Date; and (4) $225,000 shall be paid into the interest-bearing escrow account within 14 months of the Effective Date.  Funding of the Settlement Payment is solely the obligation of AHSI.

The Effective Date of the Settlement (“Effective Date”) is the date upon which:  (a) the Settlement is finally approved by the District Court substantially in accordance with the terms of this Settlement; and (b) the District Court’s entry of Judgment and Dismissal of the Lawsuit (“Judgment”), substantially in accordance with the terms of this Settlement, become final.  For purposes of defining the Effective Date, the date upon which the Settlement and Judgment become final is the last date of (a) final approval by the District Court if there are no objections made and no further objections can be made; (b) if there are objections to the Settlement which are not withdrawn, and if no appeal, review or writ is sought from the Judgment, the day after the period for appeal has expired; or (c) if an appeal, review or writ is sought from the Judgment, the day after the Judgment is affirmed or the appeal, review or writ is dismissed or denied and the Judgment is no longer subject to further judicial review.

On April 17, 2012, the District Court held a hearing to consider final approval of the Settlement.  Following the hearing, the District Court entered an order dated April 17, 2012 (the “Approval Order”) (a) approving the Settlement and certifying a class (“Class”) defined to include all former and current employees of AHSI from June 15, 2007 to January 17, 2012; (b)  releasing and discharging claims against AHSI, Arcadia Resources, Inc., RKDA, Inc. and Arcadia Services, Inc., and related parties as set forth in the Settlement; (c) entering the Approval Order as a final judgment and barring and permanently enjoining members of the Class who have not filed a timely and valid request for exclusion from prosecuting claims that are settled and/or released pursuant to the Settlement; (d) approving an award of attorneys fees and an enhancement award to the named plaintiff; and (e)  dismissing the action on the merits and with prejudice and without costs other than as provided in the Settlement.  For purposes of the payments under the Settlement, the Effective Date is expected to be May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary